Securities & Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report: March 6, 1998

Lotus Pacific, Inc.
(Exact name of registrant as specified in its charter)

Delaware
State of Organization

33-3272-W
Commssion File Number

52-1947160
Employer Identification Number

200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
Address of Principal Executive Office

(908) 885-1750
Registrant's Telephone Number, Including Area Code

Item 5.  Other Events

The Company set up a new subsidiary to expand the Comapny's textile and apprael business to the United States. The new subsidiary, incorporated in the State of Delaware, is named LPF International Inc.

Pursuant to a corporate resolution, The company transferred all of its equity interest in Richtime Far East Ltd., the Company's wholy owned subsidiary,into LPF International. Richtime Far East is operated in Hong Kong in apparel business. For the year ended December 31, 1997, Richtime Far East had a gross sales of US $ 6,899,230 and a net income of US $ 611,180.

The board of Directors of the Company has determined that it is in the best interest of the Comapany to set up a new subsidiary and consolidate the Richtime Far East's textile and apparel business into the new subsidiary.

All matters referred to above were approved by consent of the majority shareholders of the company.

Item 7.	Financial Statements, Pro Forma Financial
Information and Exhibits

(a)  Financial statements of business acquired.
     None.

(b)  Pro forma financial statements.
     None.

(c)  Exhibits.
     None.

SIGNATURE

Pursuant to the requirements of the Securities & Exchange
Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Lotus Pacific, Inc.

/s/

By: James Yao, Chairman & President

Dated:	March 6, 1998